Exhibit 10.1

AMENDMENT NO. 1

TO

LIQTECH INTERNATIONAL, INC.

2022 EQUITY INCENTIVE PLAN

The LiqTech International, Inc. 2022 Equity Incentive Plan (the “Plan”) is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1.	Section 4.1 of the Plan shall be deleted in its entirety and replaced with the following:

4.1

Subject to adjustment under Section 15, the total number of Shares authorized to be awarded under the Plan shall not exceed 2,500,000. Shares issued under the Plan shall consist in whole or in part of authorized but unissued Shares, treasury Shares, or Shares purchased on the open market or otherwise, all as determined by the Company from time to time.

2.	All other provisions of the Plan remain in full force and effect, other than any provision that conflicts with the terms and spirit of this amendment.

Adopted by the Board of Directors on April 4, 2025

Adopted by the Shareholders on June 5, 2025